Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 2005 Equity Incentive Plan and 2005 Non-Employee Directors Stock Option Plan of Hoku Scientific, Inc. of our report dated June 29, 2007 with respect to the consolidated financial statements of Hoku Scientific, Inc. included in its Annual Report (Form 10-K) for the year ended March 31, 2007, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Honolulu, Hawaii

July 10, 2007